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                        AMENDMENT TO AMENDED AND RESTATED
                               OPTION TO PURCHASE
                            500,000 PREFERRED SHARES
                                       OF
                         PROVIDENT AMERICAN CORPORATION


         AGREEMENT made effective as of the 9th day of September, 1999, between PROVIDENT AMERICAN CORPORATION ("PAMCO") and ALVIN H. CLEMENS ("Owner").

                                   BACKGROUND

         A. PAMCO and Owner entered into an Amended and Restated Option to Purchase 500,000 Preferred Shares (the "Shares") of Provident American Corporation dated December 11, 1996 ("Option Agreement").

         B. By reason of a stock dividend declared by PAMCO in April, 1993 and pursuant to the Option Agreement, the number of shares which Owner could exercise pursuant to the Option Agreement was 550,000.

         C. The parties are desirous of amending the Option Agreement.

         NOW, THEREFORE, for and in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration , the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Release of Options. Owner hereby releases and assigns to PAMCO all rights, title, and interest in and to options to purchase One Hundred Fifty Two Thousand Eight Hundred Two (152,802) of the Shares.

         2. Conversion Rights. The Option Agreement shall be amended to change the right to purchase all or any part of an aggregate of Five Hundred and Fifty Thousand (550,000) Shares to the right to purchase all or any part of an aggregate of Three Hundred Ninety Seven Thousand One Hundred Ninety Eight (397,198) shares of PAMCO's common stock.

         From and after the effective date of this Agreement, Owner shall not have any right of any kind whatsoever to exercise any or all options pursuant to the Option Agreement, as hereby amended, to purchase Series A Preferred Stock, Class A Common Stock or any other class or type of securities other than PAMCO's Common Stock.

         3. As herein amended, the provisions of the Option Agreement are hereby ratified, approved and affirmed.

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         4. The Option Agreement, as amended by this Agreement, states the entire understanding among the parties hereto with respect to the subject matter hereof, and supercedes all prior oral or written communications and agreements with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have placed their hands and seals as of the day and year above first written.

                                            PROVIDENT AMERICAN CORPORATION


                                           By:__________________________________
                                              Michael Ashker, President


                                              __________________________________
                                              Alvin H. Clemens